Exhibit 99.1

ADMISSION TICKET

Special Meeting of Stockholders

                  , 2003

               at the

John Hancock Hall

200 Berkeley Street, Boston, Massachusetts

Please retain this portion of the Proxy Card if you wish to attend the Special Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

▼ FOLD AND DETACH HERE ▼	▼ FOLD AND DETACH HERE ▼

FORM OF PROXY CARD
FOR JOHN HANCOCK COMMON STOCK

JOHN HANCOCK FINANCIAL SERVICES, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON                   , 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints                   , or each or any of them, each with full power of substitution, as proxies of the undersigned, to attend the Special Meeting of Stockholders of John Hancock Financial Services, Inc. to be held on            , 2003, at        , and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the items set forth on the reverse side.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE,THIS PROXY WILL BE VOTED “FOR” THE MERGER. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) ON ANY PROCEDURAL MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING, INCLUDING A MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

(Continued on the reverse side)

C/O PROXY SERVICES
P.O. BOX 9141
FARMINGDALE, NY 11735

It is important that your shares be represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by proxy through the Internet, vote by proxy using the telephone, or complete and return your proxy in the enclosed envelope as soon as possible.

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date,            , 200  . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date,            . Have your proxy card in hand when you call and then follow the instructions.

VOTE BY PROXY USING THE MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to JOHN HANCOCK, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Your vote over the telephone or the Internet registers your vote in the same manner as if you marked, signed, dated and returned your proxy card.

Do not return this Proxy Card if you are voting by telephone or the Internet.

Your vote is important. Thank you for voting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JOHNH1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN HANCOCK FINANCIAL SERVICES, INC.

THE JOHN HANCOCK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

Vote on Proposal	For	Against	Abstain

1.	Adoption of the Merger Agreement
The adoption of the Agreement and Plan of Merger, dated as of September 28, 2003, among Manulife Financial Corporation, John Hancock Financial Services, Inc. and Jupiter Merger Corporation, a wholly-owned subsidiary of Manulife Financial Corporation.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon any procedural matters incident to the conduct of the Special Meeting, including a motion to adjourn or postpone the Special Meeting.

Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. The signer hereby revokes all proxies heretofore given by the signer to vote at the Special Meeting of John Hancock Financial Services, Inc. and any adjournments, postponements, continuations or reschedulings thereof.

	Yes	No

Please indicate if you plan to attend the meeting	☐	☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date